EXHIBIT 99.1
Press Release

Clean Harbors Announces Record Second-Quarter 2022 Financial Results

•Reports Q2 Revenues of $1.36 Billion, up 46% on Strength Across All Core Businesses and Addition of HydroChemPSC
•Generates Q2 Net Income of $148.2 Million, or GAAP EPS of $2.71 and Adjusted EPS of $2.44
•Achieves Q2 Adjusted EBITDA Growth of 65% to $309.1 Million
•Raises 2022 Adjusted EBITDA and Adjusted Free Cash Flow Guidance

NORWELL, Mass. – August 3, 2022 – Clean Harbors, Inc. (“Clean Harbors”) (NYSE: CLH), the leading provider of environmental and industrial services throughout North America, today announced financial results for the second quarter ended June 30, 2022.
“The combination of robust demand, positive market dynamics and crisp execution of our growth strategy resulted in record quarterly financial results,” said Alan S. McKim, Chairman, President and Chief Executive Officer. “As the leading environmental services and sustainability solutions provider for more than 300,000 customers, our suite of environmentally focused services was highly sought after in the quarter, as were the premium eco-friendly products generated by our re-refinery business. We have experienced an acceleration of demand for our hazardous waste disposal and recycling network to all-time highs. HydroChemPSC (HPC), which we acquired in late 2021, is proving to be a valuable addition. Against a backdrop of high inflation and supply chain challenges, we executed exceptionally well through effective pricing, cost reduction programs, process improvements and best-in-class industry performance. Our results this quarter illustrate the powerful combination of our entire portfolio working together and leveraging the strengths of each business. Our safety results were the best in the Company’s history with a Total Recordable Incident Rate (TRIR) through June 30 of 0.82 – well ahead of our goal of less than 1.0 for the year.”
Second-Quarter Results
Revenues increased 46% to $1.36 billion from $926.5 million in the same period of 2021. Income from operations grew 92% to $211.2 million from $110.0 million in the second quarter of 2021.
Net income was $148.2 million, or $2.71 per diluted share. This compared with net income of $67.1 million, or $1.22 per diluted share, for the same period in 2021. Adjusted for certain items in both periods, adjusted net income was $133.1 million, or $2.44 per diluted share, for the second quarter of 2022, compared with adjusted net income of $65.4 million, or $1.19 per diluted share, for the same period of 2021. (See reconciliation tables below).
Adjusted EBITDA (see description below) increased 65% to $309.1 million from $187.8 million in the same period of 2021.
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Q2 2022 Segment Review
“Environmental Services (ES) revenues increased 51% year-over-year, and Adjusted EBITDA in the segment rose 53%. These results were driven by the addition of HPC, volume growth of high-value waste in our disposal and recycling facilities, pricing initiatives and strong demand across all our service businesses,” McKim said. “Utilization of our incinerator network reached 90% in the quarter, up from 87% a year ago. Average incineration pricing was up a healthy 18% from a year ago, representing a balance of pricing initiatives and higher-value waste streams. Landfill volumes in the quarter increased by 36% driven by a noticeable pickup in remediation and waste projects. Our Industrial Services business, now branded as HPC Industrial, delivered profitable growth in the quarter, as we capitalized on a robust and extensive spring turnaround season. Field Services achieved 35% growth from a year ago through a steady stream of emergency response projects and the addition of HPC’s utilities business. Safety-Kleen Environmental grew 21% with uniform strength across its core service offerings. EBITDA margins in this segment improved 40 basis points from a year ago and are up more than 500 basis points from the first quarter. Overall, an outstanding quarter for this entire segment.
“Safety-Kleen Sustainability Solutions (SKSS) revenues grew 31% in Q2, and Adjusted EBITDA climbed 53% from a year ago,” McKim said. “Demand for our base oil was extremely high throughout the quarter given industry dynamics and global supply disruptions. Two substantive base oil price increases occurred mid-quarter, helping drive greater revenue and profitability. Our collections team also did a remarkable job actively managing the front end of our re-refining spread in both collection volumes and costs. In addition, our creation of the SKSS segment and better strategic management of this business is enabling more success and a path to more consistent profitability.”
Business Outlook and Financial Guidance
“Our business thrived in the second quarter, and we are seeing many indications that those positive demand trends will continue in the back half of the year,” McKim said. “Our unique and valuable network of disposal and recycling assets remains in high demand as we are benefiting from the resurgence in U.S. manufacturing, our 3M partnership, global reshoring to the U.S. and a healthy projects pipeline. On top of today’s healthy backlog, we expect future demand for our scarce disposal assets to accelerate through a variety of factors including infrastructure spending, strict enforcement of U.S. environmental regulations, captive incinerator closings and reshoring of multiple industries. With that robust growth environment in mind, we are continuing to move forward with the construction of our new incinerator in Nebraska, along with near-term investments in our plants to drive throughput across our network and reinforce our market leadership. Within our service businesses, we are hiring as rapidly as possible to meet customer needs and facilitate additional growth, while also lowering third-party costs.
“Within SKSS, the business is being well-managed at both ends of our re-refining spread,” McKim said. “On the back end, we are benefiting from a strong pricing environment that shows no sign of slowing. The value of our base oil also continues to rise not just due to industry conditions but the recognition of the quality, scarcity and reliability of our re-refined products. In conjunction with that shifting market view and demand for truly sustainable product alternatives, we recently launched our KLEEN+TM brand to fully capture the value of our
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com base oil. On the front end of our re-refining spread, we are continuing to benefit from the long-term market impact of IMO 2020, along with system enhancements and greater transportation efficiencies. We also recently purchased a re-refinery in Georgia. This location will generate additional production and will reduce our transportation costs by providing a local outlet for waste oil collected in the Southeastern U.S.
“As reflected in our revised annual guidance, we expect to realize strong operating results in both segments throughout the back half of 2022, while continuing to execute on our pricing and cost reduction strategies to drive further margin improvement, even in an inflationary environment. We anticipate delivering record top- and bottom-line results this year, along with a robust free cash flow to support our capital allocation strategy,” McKim concluded.
In the third quarter of 2022, Clean Harbors expects Adjusted EBITDA to increase approximately 50% from the prior-year period, reflecting higher profitability in both the ES and SKSS segments, as well as the addition of HPC.
Based on its first-half 2022 performance and current market conditions, Clean Harbors is raising the midpoint of its 2022 Adjusted EBITDA guidance by $175 million. For the year, the Company now expects:
•Adjusted EBITDA in the range of $975 million to $1.005 billion, or a midpoint of $990 million. This range is based on anticipated GAAP net income in the range of $355 million to $390 million; and
•Adjusted free cash flow in the range of $310 million to $350 million, or a midpoint of $330 million. This range is based on anticipated net cash from operating activities in the range of $630 million to $690 million.
Non-GAAP Results
Clean Harbors reports Adjusted EBITDA, which is a non-GAAP financial measure and should not be considered as an alternative to net income or other measurements under generally accepted accounting principles (GAAP), but viewed only as a supplement to those measurements. Adjusted EBITDA is not calculated identically by all companies, and therefore the Company’s measurement of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Clean Harbors believes that Adjusted EBITDA provides additional useful information to investors since the Company’s loan covenants are based upon levels of Adjusted EBITDA achieved and management routinely evaluates the performance of its businesses based upon levels of Adjusted EBITDA. The Company defines Adjusted EBITDA in accordance with its existing revolving credit agreement, as described in the following reconciliation showing the differences
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com between reported net income and Adjusted EBITDA for the three and six months ended June 30, 2022 and 2021 (in thousands, except percentages):

	For the Three Months Ended		For the Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Net income	$148,157	$67,075	$193,471	$88,811
Accretion of environmental liabilities	3,197	2,873	6,353	5,826
Stock-based compensation	6,835	3,305	12,547	6,785
Depreciation and amortization	87,868	71,592	172,166	143,755
Other (income) expense, net	(1,265)	1,480	(1,969)	2,708
Gain on sale of business	(8,864)	—	(8,864)	—
Interest expense, net of interest income	26,256	18,051	51,273	35,969
Provision for income taxes	46,886	23,395	64,352	33,368
Adjusted EBITDA	$309,070	$187,771	$489,329	$317,222
Adjusted EBITDA Margin	22.8%	20.3%	19.4%	18.3%
This press release includes a discussion of net income and earnings per share adjusted for the impacts of tax-related valuation allowances and other items as identified in the reconciliations provided below. The Company believes that discussion of these additional non-GAAP measures provides investors with meaningful comparisons of current results to prior periods’ results by excluding items that the Company does not believe reflect its fundamental business performance. The following shows the difference between net income and adjusted net income, and the difference between earnings per share and adjusted earnings per share, for the three and six months ended June 30, 2022 and 2021 (in thousands, except per share amounts):

	For the Three Months Ended		For the Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Adjusted net income
Net income	$148,157	$67,075	$193,471	$88,811
Gain on sale of business	(8,864)	—	(8,864)	—
Tax-related valuation allowances and other	(6,209)	(1,641)	(6,095)	7
Adjusted net income	$133,084	$65,434	$178,512	$88,818

Adjusted earnings per share
Earnings per share	$2.71	$1.22	$3.54	$1.62
Gain on sale of business	(0.16)	—	(0.16)	—
Tax-related valuation allowances and other	(0.11)	(0.03)	(0.11)	—
Adjusted earnings per share	$2.44	$1.19	$3.27	$1.62

Adjusted Free Cash Flow Reconciliation
Clean Harbors reports adjusted free cash flow, which it considers to be a measurement of liquidity that provides useful information to investors about its ability to generate cash. The Company defines adjusted free cash flow as net cash from operating activities excluding cash impacts of items derived from non-operating activities, less additions to property, plant and equipment plus proceeds from sale and disposal of fixed assets. The Company excludes cash impacts of items derived from non-operating activities such as taxes paid in connection with divestitures. Adjusted free cash flow should not be considered an alternative to net cash from operating
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com activities or other measurements under GAAP. Adjusted free cash flow is not calculated identically by all companies, and therefore the Company’s measurement of adjusted free cash flow may not be comparable to similarly titled measures reported by other companies.
An itemized reconciliation between net cash from operating activities and adjusted free cash flow is as follows for the three and six months ended June 30, 2022 and 2021 (in thousands):

	For the Three Months Ended		For the Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Adjusted free cash flow
Net cash from operating activities	$170,599	$162,432	$131,970	$265,432
Additions to property, plant and equipment	(77,734)	(50,075)	(148,042)	(91,988)
Proceeds from sale and disposal of fixed assets	1,703	2,275	3,023	3,479
Adjusted free cash flow	$94,568	$114,632	$(13,049)	$176,923
Adjusted EBITDA Guidance Reconciliation
An itemized reconciliation between projected GAAP net income and projected Adjusted EBITDA is as follows (in millions):

	For the Year Ending December 31, 2022
Projected GAAP net income	$355	to	$390
Adjustments:
Accretion of environmental liabilities	13	to	12
Stock-based compensation	26	to	29
Depreciation and amortization	345	to	335
Gain on sale of business	(9)	to	(9)
Interest expense, net	114	to	109
Provision for income taxes	131	to	139
Projected Adjusted EBITDA	$975	to	$1,005
Adjusted Free Cash Flow Guidance Reconciliation
An itemized reconciliation between projected net cash from operating activities and projected adjusted free cash flow is as follows (in millions):

	For the Year Ending December 31, 2022
Projected net cash from operating activities	$630	to	$690
Additions to property, plant and equipment	(330)	to	(350)
Proceeds from sale and disposal of fixed assets	10	to	10
Projected adjusted free cash flow	$310	to	$350
Conference Call Information
Clean Harbors will conduct a conference call for investors today at 9:00 a.m. (ET) to discuss the information contained in this press release. During the call, management will discuss Clean Harbors’ financial results, business outlook and growth strategy. Investors who wish to listen to the webcast and view the accompanying
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com slides should visit the Investor Relations section of the Company’s website at www.cleanharbors.com. The live call also can be accessed by dialing 201.689.8881 or 877.709.8155 prior to the start time. If you are unable to listen to the live conference call, the webcast will be archived on the Company’s website.
About Clean Harbors
Clean Harbors (NYSE: CLH) is North America’s leading provider of environmental and industrial services. The Company serves a diverse customer base, including a majority of Fortune 500 companies. Its customer base spans a number of industries, including chemical, energy and manufacturing, as well as numerous government agencies. These customers rely on Clean Harbors to deliver a broad range of services such as end-to-end hazardous waste management, emergency spill response, industrial cleaning and maintenance, and recycling services. Through its Safety-Kleen subsidiary, Clean Harbors also is North America’s largest re-refiner and recycler of used oil and a leading provider of parts washers and environmental services to commercial, industrial and automotive customers. Founded in 1980 and based in Massachusetts, Clean Harbors operates in the United States, Canada, Mexico, Puerto Rico and India. For more information, visit www.cleanharbors.com.
Safe Harbor Statement
Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “seeks,” “should,” “estimates,” “projects,” “may,” “likely,” or similar expressions. Such statements may include, but are not limited to, statements about future financial and operating results, and other statements that are not historical facts. Such statements are based upon the beliefs and expectations of Clean Harbors’ management as of this date only and are subject to certain risks and uncertainties that could cause actual results to differ materially, including, without limitation, those items identified as “Risk Factors” in Clean Harbors’ most recently filed Form 10-K and Form 10-Q. Forward-looking statements are neither historical facts nor assurances of future performance. Therefore, readers are cautioned not to place undue reliance on these forward-looking statements. Clean Harbors undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements other than through its filings with the Securities and Exchange Commission, which may be viewed in the “Investors” section of Clean Harbors’ website at www.cleanharbors.com.
Contacts:

Michael L. Battles	Jim Buckley
EVP and Chief Financial Officer	SVP Investor Relations
Clean Harbors, Inc.	Clean Harbors, Inc.
781.792.5100	781.792.5100
InvestorRelations@cleanharbors.com	Buckley.James@cleanharbors.com

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Revenues	$1,356,312	$926,458	$2,525,421	$1,734,606
Cost of revenues: (exclusive of items shown separately below)	898,469	617,886	1,741,858	1,178,422
Selling, general and administrative expenses	155,608	124,106	306,781	245,747
Accretion of environmental liabilities	3,197	2,873	6,353	5,826
Depreciation and amortization	87,868	71,592	172,166	143,755
Income from operations	211,170	110,001	298,263	160,856
Other income (expense), net	1,265	(1,480)	1,969	(2,708)
Gain on sale of business	8,864	—	8,864	—
Interest expense, net	(26,256)	(18,051)	(51,273)	(35,969)
Income before provision for income taxes	195,043	90,470	257,823	122,179
Provision for income taxes	46,886	23,395	64,352	33,368
Net income	$148,157	$67,075	$193,471	$88,811
Earnings per share:
Basic	$2.73	$1.23	$3.56	$1.63
Diluted	$2.71	$1.22	$3.54	$1.62
Shares used to compute earnings per share - Basic	54,318	54,529	54,362	54,625
Shares used to compute earnings per share - Diluted	54,597	54,854	54,639	54,945

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2022	December 31, 2021
Current assets:
Cash and cash equivalents	$344,631	$452,575
Short-term marketable securities	70,797	81,724
Accounts receivable, net	1,005,488	792,734
Unbilled accounts receivable	134,173	94,963
Inventories and supplies	275,696	250,692
Prepaid expenses and other current assets	93,320	68,483
Total current assets	1,924,105	1,741,171
Property, plant and equipment, net	1,913,145	1,863,175
Other assets:
Operating lease right-of-use assets	157,048	161,797
Goodwill	1,244,655	1,227,042
Permits and other intangibles, net	637,254	644,912
Other	48,449	15,602
Total other assets	2,087,406	2,049,353
Total assets	$5,924,656	$5,653,699

Current liabilities:
Current portion of long-term debt	$17,535	$17,535
Accounts payable	409,218	359,866
Deferred revenue	94,531	83,749
Accrued expenses and other current liabilities	387,047	391,414
Current portion of closure, post-closure and remedial liabilities	34,551	25,136
Current portion of operating lease liabilities	47,176	47,614
Total current liabilities	990,058	925,314
Other liabilities:
Closure and post-closure liabilities, less current portion	90,618	87,088
Remedial liabilities, less current portion	101,484	98,752
Long-term debt, less current portion	2,510,963	2,517,024
Operating lease liabilities, less current portion	112,854	117,991
Deferred tax liabilities	322,108	314,853
Other long-term liabilities	79,621	78,790
Total other liabilities	3,217,648	3,214,498
Total stockholders’ equity, net	1,716,950	1,513,887
Total liabilities and stockholders’ equity	$5,924,656	$5,653,699
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the Six Months Ended
	June 30, 2022	June 30, 2021
Cash flows from operating activities:
Net income	$193,471	$88,811
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	172,166	143,755
Allowance for doubtful accounts	6,927	2,109
Amortization of deferred financing costs and debt discount	3,135	1,806
Accretion of environmental liabilities	6,353	5,826
Changes in environmental liability estimates	1,232	445
Deferred income taxes	2,226	1,912
Other (income) expense, net	(1,969)	2,708
Stock-based compensation	12,547	6,785
Gain on sale of business	(8,864)	—
Environmental expenditures	(7,028)	(6,594)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable and unbilled accounts receivable	(263,584)	(51,285)
Inventories and supplies	(23,888)	765
Other current and non-current assets	(25,504)	(12,043)
Accounts payable	45,748	49,880
Other current and long-term liabilities	19,002	30,552
Net cash from operating activities	131,970	265,432
Cash flows used in investing activities:
Additions to property, plant and equipment	(148,042)	(91,988)
Proceeds from sale and disposal of fixed assets	3,023	3,479
Acquisitions, net of cash acquired	(68,766)	(22,918)
Proceeds from sale of business, net of transaction costs	17,486	—
Additions to intangible assets including costs to obtain or renew permits	(836)	(1,750)
Proceeds from sale of available-for-sale securities	32,835	70,526
Purchases of available-for-sale securities	(23,182)	(89,689)
Net cash used in investing activities	(187,482)	(132,340)
Cash flows used in financing activities:
Change in uncashed checks	475	(2,895)
Tax payments related to withholdings on vested restricted stock	(2,571)	(4,739)
Repurchases of common stock	(33,694)	(45,409)
Deferred financing costs paid	(321)	(146)
Payments on finance leases	(6,552)	(3,577)
Principal payments on debt	(8,768)	(3,768)
Net cash used in financing activities	(51,431)	(60,534)
Effect of exchange rate change on cash	(1,001)	3,915
(Decrease) increase in cash and cash equivalents	(107,944)	76,473
Cash and cash equivalents, beginning of period	452,575	519,101
Cash and cash equivalents, end of period	$344,631	$595,574

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Supplemental information:
Cash payments for interest and income taxes:
Interest paid	$48,104	$34,164
Income taxes paid, net of refunds	29,307	32,519
Non-cash investing activities:
Property, plant and equipment accrued	21,156	8,807
Remedial liability assumed in acquisition of property, plant and equipment	13,073	—
ROU assets obtained in exchange for operating lease liabilities	20,686	5,774
ROU assets obtained in exchange for finance lease liabilities	7,646	18,704

Supplemental Segment Data (in thousands)

	For the Three Months Ended
Revenue	June 30, 2022			June 30, 2021
	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues
Environmental Services	$1,084,506	$6,237	$1,090,743	$723,147	$950	$724,097
Safety-Kleen Sustainability Solutions	271,727	(6,237)	265,490	203,232	(950)	202,282
Corporate Items	79	—	79	79	—	79
Total	$1,356,312	$—	$1,356,312	$926,458	$—	$926,458

	For the Six Months Ended
Revenue	June 30, 2022			June 30, 2021
	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues
Environmental Services	$2,025,304	$12,884	$2,038,188	$1,376,025	$2,674	$1,378,699
Safety-Kleen Sustainability Solutions	499,966	(12,884)	487,082	358,423	(2,674)	355,749
Corporate Items	151	—	151	158	—	158
Total	$2,525,421	$—	$2,525,421	$1,734,606	$—	$1,734,606

	For the Three Months Ended		For the Six Months Ended
Adjusted EBITDA	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Environmental Services	$269,341	$176,041	$452,943	$316,295
Safety-Kleen Sustainability Solutions	97,010	63,314	148,887	94,946
Corporate Items	(57,281)	(51,584)	(112,501)	(94,019)
Total	$309,070	$187,771	$489,329	$317,222

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com